EXHIBIT 4.(c)(ii)

			SECOND SUPPLEMENTAL INDENTURE

		This SECOND SUPPLEMENTAL INDENTURE, dated as of January 23, 1998, between BROWN GROUP, INC., a corporation incorporated under the laws of the State of New York (the "Company"), BROWN GROUP INTERNATIONAL, INC., a Delaware corporation, BROWN GROUP RETAIL, INC., a Pennsylvania corporation, PAGODA TRADING COMPANY, INC., a Missouri corporation, and SIDNEY RICH ASSOCIATES, INC., a Missouri corporation (each a "Guarantor" and collectively, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts Trust Company, as trustee.

		WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of October 1, 1996 (as amended, modified or supplemented from time to time, the "Indenture");

		WHEREAS, the Company and the Guarantors heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of January 9, 1997 (the "First Supplemental Indenture");

		WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; and

		WHEREAS, Holders of not less than a majority in aggregate principal amount of Securities outstanding as of January 9, 1998, have consented in writing to certain modifications to the definition of "Consolidated Net Income" in Section 1.01 of the Indenture and to an amendment to the Limitation on the Disposition of Proceeds of Asset Sales in Section 4.13 of the Indenture.

		NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree as follows:

		Section 1. Definitions. Except as otherwise expressly provided herein, all capitalized words and terms used herein shall have the meanings ascribed thereto in the Indenture.

		Section 2. Amendment to Definition of "Consolidated Net Income". The definition of Consolidated Net Income in Section 1.01 of the Indenture is hereby amended to read as follows (strike-through indicates text to be deleted and underline indicates text to be added):

		"Consolidated Net Income" means, with respect to any person,
		for any period, the consolidated net income (or loss) of such
		person and its Subsidiaries for such period as determined in
		accordance with GAAP, adjusted, to the extent included in
		calculating such net income, by excluding, without duplication,
		(i) all extraordinary gains or losses, (ii) the portion of net
		income (but not losses) of such person and its  Subsidiaries
		allocable to minority interests in unconsolidated persons to
		the extent that cash dividends or distributions have not
		actually been received by such person or one of its
		Subsidiaries, (iii) net income (or loss) of any person combined
		with such person or one of its Subsidiaries on a "pooling of
		interests" basis attributable to any period prior to the date
		of combination, (iv) any gain or loss realized upon the
		termination of any employee pension benefit plan on an after
		tax basis, (v) gains or losses in respect of any Asset Sales
		by such person or one of its Subsidiaries, and(vi) the net
		income of any Subsidiary of such person to the extent that the
		declaration of dividends or similar distributions by that
		Subsidiary of that income is not at the time permitted, directly
		or indirectly, by operation of the terms of its charter or any
		agreement, instrument, judgment, decree, order, statute, rule
		or governmental regulations applicable to that Subsidiary or
		its stockholders, and (vii) solely for purposes of calculating
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		the amount available under Section 4.09 for cash dividends on
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		the Common Stock in regular quarterly installments, the one-time
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		non-recurring charge of $21.0 million taken by the Company in
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		October 1997 in connection with the restructuring of the
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		Company's international marketing business, Pagoda
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		International.
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		[The remainder of Section 1.01 is unaffected.]

		Section 3. Amendment to the Limitation on the Disposition of Proceeds of Asset Sales. The Limitation on the Disposition of Proceeds of Asset Sales in Section 4.13 of the Indenture is hereby amended to read as follows (strike-through indicates text to be deleted and underline indicates text to be added):

			The Company will not, and will not permit any of its
		Subsidiaries to, make any Asset Sale unless (a) the Company or
		such Subsidiary, as the case may be, receives consideration at
		the time of such Asset Sale at least equal to the Fair Market
		Value of the shares or assets sold or otherwise disposed of
		and (b) at least 75% of such consideration consists of cash
		or Cash Equivalents; provided, however, that the foregoing
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		subsection (b) shall not apply to the sale by the Company's
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		international marketing business, Pagoda International, of
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		inventory having an aggregate book value at the time of sale
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		of up to $10 million.  To the extent the Net Cash Proceeds of
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		any Asset Sale are not required to be applied to repay, and
		permanently reduce the commitments under, the Credit Agreement, as required by the terms thereof, or are not so applied, the Company or such Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply the Net Cash Proceeds from such Asset Sale to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto
		("Replacement Assets").  Any Net Cash Proceeds from any Asset
		Sale that are neither used to repay, and permanently reduce the commitments under, the Credit Agreement, nor invested in, Replacement Assets within the 180 day period described above constitute "Excess Proceeds" subject to disposition as provided below.

		[The remainder of Section 4.13 is unaffected.]

		Section 4. Construction with Indenture. All of the covenants, agreements and provisions of this Second Supplemental Indenture shall be deemed to be and construed as part of the Indenture to the same extent as if fully set forth therein and shall be fully enforceable in the manner provided in the Indenture. Except as provided in this Second Supplemental Indenture (and the First Supplemental Indenture) the Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

		Section 5. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture or this Second Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or excluded, as the case may be.

		Section 6. Notices. Any notice or communication shall be sufficiently given if given in accordance with the terms of the Indenture and the First Supplemental Indenture.

		Section 7. Separability. In case any provision in this Second Supplemental Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

		Section 8. Counterparts. This Second Supplemental Indenture may be executed in multiple counterparts and on separate counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

		Section 9. Governing Law. The laws of the State of New York shall govern this Second Supplemental Indenture without regard to principles of conflicts of law.



		    [The next page is signature page.]


		IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

				BROWN GROUP, INC.

				By:  /s/ Harry E. Rich
				   -----------------------------------------
				   Executive Vice President and Chief Financial
				   Officer


				BROWN GROUP INTERNATIONAL, INC.

				By:  /s/ Harry E. Rich
				   -----------------------------------------
				   Vice President


				BROWN GROUP RETAIL, INC.

				By:  /s/ Harry E. Rich
				   -----------------------------------------
				   Vice President


				PAGODA TRADING COMPANY, INC.

				By:  /s/ Harry E. Rich
				   -----------------------------------------
				   Vice President


				SIDNEY RICH ASSOCIATES, INC.

				By: /s/ Harry E. Rich
				   -----------------------------------------
				   Vice President

				STATE STREET BANK AND TRUST COMPANY

				By:  /s/ Laura S. Roberson
				   -----------------------------------------
				Name: Laura S. Roberson
				     ---------------------------------------
				Title:  Vice President
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